As filed with the Securities and Exchange Commission on June 11, 2025

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement under The Securities Act of 1933

CYCURION, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3720717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1640 Boro Place, Fourth Floor

McLean, Virginia 22102

(Address of Principal Executive Offices including Zip Code)

CYCURION, INC.

2025 EQUITY INCENTIVE PLAN

(Full title of the plan)

Alvin McCoy, III

Chief Financial Officer

1640 Boro Place, Fourth Floor

McLean, Virginia 22102

(Name and address of agent for service)

(888) 341-6680

(Telephone Number, including area code, of agent for service)

With copies to:

Randolf W. Katz

Clark Hill PLC

555 South Flower Street, 24th Floor

Los Angeles, California 90071

213-891-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark, if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, of Form S-8 will be delivered to the participants of the 2025 Equity Incentive Plan (the “Plan”) of Cycurion, Inc. (the “Company,” the “Registrant,” “we,” “our,” or “us”), in accordance with this Registration Statement on Form S-8 (this “Registration Statement”) and Rule 428 of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements, and other information with the Commission. We incorporate by reference into this Registration Statement the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 17, 2025;

(b)	the description of our Common Stock contained in our Amended Registration Statement on Form S-4, dated January 8, 2025, including any amendment or report filed for the purpose of updating such description;

(c)	all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Article VIII of our Second Amended and Restated Certificate of Incorporation, we have eliminated the potential liability of Directors to us, and we are also required to indemnify our Directors against any liability for monetary damages, to the extent allowed by Delaware law. The Delaware General Corporations Law (“DGCL”) allows corporations, including Cycurion, Inc., to eliminate or limit the liability of directors for monetary damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the directors’ duties. The DGCL provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held.

Our Second Amended and Restated Certificate of Incorporation also provides that, if Delaware law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our Directors.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document
3.1	Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on April 28, 2021, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-260384), filed with the SEC on October 20, 2021.
3.2	Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on January 13, 2022, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 14, 2022.
3.2a	First Amendment to the Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on January 9, 2023, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 12, 2023.
3.2b	Second Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on July 11, 2023, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 13, 2023.
3.2c	Third Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on January 10, 2024, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 11, 2024.
3.2d	Fourth Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on April 10, 2024, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 12, 2024.
3.2e	Fifth Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on July 2, 2024, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 2, 2024.
3.3f	Sixth Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on October 9, 2024, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 10, 2024.
3.3g	Seventh Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on January 8, 2025, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 8, 2025.
3.4	Second Amended and Restated Certificate of Incorporation of the Registrant.
3.5	Bylaws of the Registrant incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-260384), filed with the SEC on October 20, 2021.
3.6	Amended and Restated Bylaws of the Registrant, is incorporated by reference to Exhibit 3.6 of the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2025.
3.7	Certificate of Designation of Series A Convertible Preferred Stock of the Company, is incorporated by reference to Exhibit 3.7 of the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2025.
3.8	Certificate of Designation of Series B Convertible Preferred Stock of the Company, is incorporated by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2025.
3.9	Certificate of Designation of Series C Convertible Preferred Stock of the Company, is incorporated by reference to Exhibit 3.9 of the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2025.
3.10	Certificate of Designation of Series D Convertible Preferred Stock of the Company, is incorporated by reference to Exhibit 3.10 of the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2025.
3.11	Certificate of Merger, is incorporated by reference to Exhibit 3.11 of the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2025.
5.1*	Legal Opinion of Clark Hill PLC, counsel to the Company.
10.21	2025 Equity Incentive Plan, is incorporated by reference to Annex C of the Company’s Proxy Statement/Prospectus, filed with the SEC on January 10, 2025.
21.1	List of Subsidiaries of the Registrant, is incorporated by reference to Exhibit 21.1 of the Company’s Form 10-K, filed with the SEC on April 17, 2025.
23.1*	Consent of Clark Hill PLC (included in Exhibit 5.1).
23.2*	Consent of WWC, P.C., Independent Registered Public Accounting Firm.
24.1	Power of Attorney (contained on signature page hereto).
107*	Filing Fee Table

*	Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virgina, on the 12th day of June, 2025.

CYCURION, INC.

By:	/s/ L. Kevin Kelly
L. Kevin Kelly
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints L. Kevin Kelly and Alvin McCoy, III, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ L. Kevin Kelly	Chief Executive Officer and Director,	June 12, 2025
L. Kevin Kelly	(Principal Executive Officer)

/s/ Alvin McCoy, III	Chief Financial Officer	June 12, 2025
Alvin McCoy, III	(Principal Financial and Accounting Officer)

/s/ Emmit McHenry	Director	June 12, 2025
Emmit McHenry

/s/ Peter Ginsberg	Director	June 12, 2025
Peter Ginsberg

/s/ Reginald S. Baily, Sr.	Director	June 12, 2025
Reginald S. Baily, Sr.

/s/ Kevin E. O’Brien	Director	June 12, 2025
Kevin E. O’Brien